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                                                                    EXHIBIT 3.1

              Second Amended and Restated Articles of Incorporation
                                       of
                             Middlefield Banc Corp.

         FIRST: The name of the Corporation shall be Middlefield Banc Corp.

         SECOND: The place in Ohio where its principal office is to be located is the Village of Middlefield in Geauga County, but the Corporation may establish and maintain its principal office, or other offices, at other places in the United States of America, as its Board of Directors may, from time to time, determine.

         THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code.

         FOURTH: The maximum number of shares the Corporation shall have authority to issue and to have outstanding at any time shall be Five Million (5,000,000) shares of Common Stock, without par value. Each share of Common Stock shall be equal to every other share of Common Stock. The holders thereof shall have such rights as are provided by law and, except as otherwise provided herein or as required by law, shall be entitled to one vote for each whole share held by them upon all matters presented to shareholders. The shares of Common Stock may be issued in whole or fractional shares.

         FIFTH: The authority of this Corporation, its shareholders and directors, is subject to the following:

                  (a) No holder of shares of this Corporation, regardless of class, shall be entitled as a matter of right to exercise any preemptive rights, to subscribe for or to purchase shares of any class, now or hereafter authorized, or to purchase or subscribe for securities that are convertible into or exchangeable for shares of the Corporation, regardless of class, or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of the Corporation, regardless of class, except such rights to subscribe for or purchase, at such prices and according to such terms and conditions as the Board of Directors may, from time to time, approve and authorize in its sole discretion.

                  (b) The Corporation may from time to time purchase or otherwise acquire its shares, regardless of class, upon such terms and conditions as the Board of Directors shall determine, without action by the shareholders; provided, however, that the Corporation shall not purchase any of its shares if, after such purchase, the Corporation's assets would be less than the sum of its liabilities and stated capital.

                  (c) No shareholder shall have the right to vote cumulatively in the election or removal of directors or otherwise.

         SIXTH:

                  (a) Except as otherwise expressly provided in this Article SIXTH, any Business Combination (as hereinafter defined) with an Interested Party (as hereinafter defined) or any Affiliate, as defined in Rule 12b-2 of the General Rules and Regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, of an Interested Party shall require the affirmative vote of
         (i) at least two-thirds (2/3) of the outstanding shares of each class of capital stock of the Corporation issued and outstanding and entitled to vote as a class and (ii) a majority of each class of those shares of capital stock of the Corporation issued and outstanding and entitled to vote as a class other than those shares beneficially owned by an Interested Party and any Affiliate thereof. For purposes of this Article SIXTH, an "Interested Party" is defined as a corporation, person or entity that, together with all Affiliates thereof, is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the shares of any class of capital stock of the Corporation issued and outstanding and entitled to vote.

                  (b) The provisions of this Article SIXTH set forth in paragraph (a) hereof shall not apply to any Business Combination:

                           (1) with an Interested Party if the Board of
                  Directors of the Corporation shall have approved by resolution a memorandum of understanding or agreement with the Interested Party for a transaction substantially consistent with such Business Combination, provided that such Board approval occurs before or at the time the Interested Party (together with its Affiliates) became the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of the outstanding shares of capital stock of the Corporation; or

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                           (2) (i) that has been approved at any time before
                  consummation thereof by a two-thirds (2/3) vote of the total membership of the Board of Directors of the Corporation and a majority of the Continuing Directors (as hereinafter defined) of the Corporation at the time of said vote; and

                           (ii) that provides for a price to be paid in cash for
                  the shares of capital stock of the Corporation in an amount not less than the highest price, including commissions, previously paid by the Interested Party for any of the shares of the Corporation's capital stock of that class.

                  (c) For purposes of this Article SIXTH, an Interested Party shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation if such Interested Party would be deemed the beneficial owner of such shares under the General Rules and Regulations of the Securities and Exchange Commission promulgated under Section 13(d) of the Securities Exchange Act of 1934.

                  (d) For purposes of this Article SIXTH, a majority of the Continuing Directors shall, on the basis of information then known to it, determine (i) whether any Interested Party beneficially owns, together with its Affiliates, directly or indirectly, ten percent (10%) or more of a class of the outstanding shares of capital stock of the Corporation entitled to vote as a class, (ii) whether any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation, (iii) whether the memorandum of understanding or agreement referred to above is substantially consistent with the transaction to which it relates, and (iv) if an Interested Party purchases capital stock for consideration other than cash, the "price" paid by the Interested Party for such capital stock. A majority of the Continuing Directors may determine that a corporation, person or other entity purchasing shares of capital stock of any class directly from the Corporation shall not be deemed to be an Interested Person because of such purchase, provided that such determination is made before or at the same time as the purchase of such shares. That determination by the Continuing Directors shall be conclusive and binding for all purposes of this Article SIXTH.

                  (e) A Business Combination, for the purposes of this Article SIXTH, shall mean:

                           (1) any merger or consolidation of the Corporation,
                  or a subsidiary of the Corporation, into or with any other person, corporation or entity; or

                           (2) any sale, lease, mortgage, pledge, transfer or
                  other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or entity; or

                           (3) any reclassification of securities (including a
                  reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any subsidiaries or any other transaction which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any corporation, person or other entity; or

                           (4) the issuance or transfer by the Corporation or
                  any subsidiary (in one transaction or a series of transactions) of a number or amount of securities equal to five percent (5%) or more of the then outstanding number or amount of any class of the Corporation's securities to a corporation, person or other entity; or

                           (5) the adoption of any plan for liquidation or
                  dissolution of the Corporation proposed by or on behalf of any corporation, person or entity.

                  (f) For purposes of this Article SIXTH, the term Continuing Directors shall mean those members of the Board of Directors of the Corporation elected by the shareholders, or otherwise appointed, before an Interested Party and any Affiliate beneficially owned four percent (4%) of the shares of a class of the capital stock of the Corporation issued and outstanding and entitled to vote, and any person recommended to succeed a Continuing Director by a majority of the Continuing Directors.

                  (g) Although Article SEVENTH may provide for a lesser vote for amendment of these Articles of Incorporation, this Article SIXTH may not be amended except by the affirmative vote of the holders of at least two-thirds (2/3) of the shares of each class of capital stock of the Corporation issued and outstanding and entitled to vote as a class, and by the affirmative vote of a majority of shares of each class of capital stock of the Corporation issued and outstanding and entitled to vote as a class other than those shares beneficially owned by an Interested Party and any Affiliate thereof; provided, however, that the only vote


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         required for amendment shall be the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares if the Board of Directors of the Corporation proposes the amendment by resolution approved by two-thirds (2/3) of the total membership of the Board of Directors and, if applicable, by a majority of the Continuing Directors.

         SEVENTH: Notwithstanding any provision of any statute of the State of Ohio, now or hereafter in force, requiring for any purpose the vote of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation, these Articles of Incorporation may be amended by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, except as otherwise expressly required by these Articles of Incorporation, including Article SIXTH.

         Anything in the regulations of the Corporation to the contrary notwithstanding, the regulations of the Corporation may be amended by the affirmative vote of the holders of shares entitling them to exercise two thirds (2/3) of the voting power of the Corporation; provided, however, that the regulations may be amended by the affirmative vote of the holders of a majority of the voting power of the Corporation if the amendment is first approved by the Board of Directors and, if applicable, by a majority of the Continuing Directors.

         EIGHTH: These Second Amended and Restated Articles of Incorporation shall supersede the existing amended and restated articles of incorporation and amendments thereto.